Exhibit 10.9

PROMISSORY NOTE

U.S. $80,000.00                                                                                              March 31, 2006
Manalapan, NJ

FOR VALUE RECEIVED, ACCOUNTABILITIES, INC., a Delaware corporation (hereinafter referred to as the "Maker") with corporate offices located at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726, promises to pay to the order of STRATUS SERVICES GROUP, INC., or its successor or assignee (hereinafter referred to as the "Lender") with offices at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726, or at such address as Lender may designate from time to time, the principal sum of Eighty Thousand and 00/100 with the final payment of all remaining principal and accrued and outstanding interest due and payable on or before June 29, 2006  (the "Maturity Date").

This Note is made pursuant to the provisions of that certain asset purchase agreement, dated as of March 31, 2006, by and between the Maker and U S Temp Services, Inc. (the "Asset Purchase Agreement"). The capitalized terms herein not otherwise defined, shall have the meaning given to such terms in the Asset Purchase Agreement.

Payments of the amounts due hereunder shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

Upon any default under this Note, in addition to any other remedies provided herein or in the Security Agreement or the Asset Purchase Agreement, the unpaid principal shall, at the option of the Lender, become immediately due and payable and interest will accrue at an annual rate equal to the lesser of eighteen percent (18%) or the maximum rate of interest permitted by applicable law. Failure to exercise this right to accelerate the Maturity Date, shall not constitute a waiver of Lender's right to exercise the same in the event of any subsequent default. Any property of the Maker or of any endorser held by the Lender hereof may be applied by the Lender to any sums due and unpaid pursuant to this Note.

As to this Note and any other instruments securing the indebtedness, the Maker waives all notice of acceleration, presentment, protest and demand, dishonor and non−payment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker and all guarantors and endorsers.

Should it become necessary to collect this Note through an attorney, the Maker and any surety, endorser or guarantor of this Note hereby agree to pay all costs and expenses of collection, including reasonable attorneys' fees and any attorneys' fees incurred in appellate, bankruptcy or post−judgment proceedings.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. The Maker agrees to submit to the jurisdiction of any court which Lender may select in Monmouth County, New Jersey to enforce the terms of this Note.

The Maker acknowledges and agrees that this Note has been signed and delivered in exchange for valuable consideration.

This Note may be prepaid in whole or in part at any time prior to the Maturity Date without penalty.

Time is of the essence with respect to each and every term and provision of this Note.

Any notice or demand which Lender may desire to give to Maker shall be deemed given and received if written notice or demand is either delivered to the address of Maker given in the Asset Purchase Agreement or mailed by certified U.S. mail, return receipt requested to such address. Delivered notices shall be effective when delivered and mailed notices three (3) days after the notice is deposited in the U.S. Mail, with sufficient postage affixed.

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The term "Maker" as used herein in every instance shall include the heirs, executors, administrators, successors, legal representatives and assigns of Maker.

Executed and sealed the day and year first written above.

ACCOUNTABILITIES, INC.

By:	/s/ Allan Hartley
Name: Allan Hartley
Title: President